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                                                        Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                           QUAKER CHEMICAL CORPORATION
             (Exact name of registrant as specified in its charter)

          PENNSYLVANIA                                    23-0993790
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)

               ELM AND LEE STREETS
           CONSHOHOCKEN, PENNSYLVANIA                                  19428
    (Address of principal executive offices)                         (Zip Code)

          QUAKER CHEMICAL CORPORATION 2001 GLOBAL ANNUAL INCENTIVE PLAN
                            (Full title of the plan)

                           D. JEFFRY BENOLIEL, ESQUIRE
                       VICE PRESIDENT, CORPORATE SECRETARY
                               AND GENERAL COUNSEL
                           QUAKER CHEMICAL CORPORATION
                               ELM AND LEE STREETS
                        CONSHOHOCKEN, PENNSYLVANIA 19428
                     (Name and address of agent for service)

                                 (610) 832-4000
          (Telephone number, including area code, of agent for service)

                         Copy of all communications to:

                            HOWELL J. REEVES, ESQUIRE
                     WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP
                                1650 ARCH STREET
                        PHILADELPHIA, PENNSYLVANIA 19103
                                 (215) 977-2234


                                          CALCULATION OF REGISTRATION FEE
======================= ====================== ======================= ======================== =================
 Title of securities        Amount to be          Proposed maximum        Proposed maximum         Amount of
   to be registered          Registered            offering price             aggregate         registration fee
                                                   per share (1)         offering price (1)
----------------------- ---------------------- ----------------------- ------------------------ -----------------
Common Stock, $1.00       500,000 Shares (2)           $17.21                $8,605,000            $2,151.25
par value
(including associated
stock purchase rights)
======================= ====================== ======================= ======================== =================

(1) Estimated pursuant to Rule 457(c) and (h) solely for the purpose of calculating the registration fee, based upon the average of the high and low sales prices of shares of Common Stock on April 6, 2001, as reported on the New York Stock Exchange.

(2) Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares and associated stock purchase rights as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration.
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                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Information required by Part I of Form S-8 shall be included in documents to be sent or given to participants in the Registrant's 2001 Global Annual Incentive Plan pursuant to Rule 428(b)(1)(i) under the Securities Act of 1933.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.
           ---------------------------------------

     The following documents filed by Quaker Chemical Corporation (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement and made a part hereof:

     (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000;

     (b) The description of the Registrant's Common Stock, par value $1.00 per share, set forth in the Registrant's registration statement on Form 8-A filed with the Commission on August 2, 1996, and any amendments or reports filed for the purpose of updating that description; and

     (c) The description of the Registrant's stock purchase rights set forth in the Registrant's registration statement on Form 8-A filed with the Commission on March 7, 2000, and any amendments or reports filed for the purpose of updating that description.

     All documents and reports filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified shall not be deemed to constitute a part of the Registration Statement except as so modified and any statement so superseded shall not be deemed to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.
        -------------------------

        Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
        --------------------------------------

        Not Applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
        -----------------------------------------

     Subchapter D of Chapter 17 of the Pennsylvania Business Corporation Law of 1988, as amended (the "PBCL"), contains provisions relating to the indemnification of persons by a Pennsylvania business corporation, including directors and officers of the corporation.

     Sections 1741 and 1742 of the PBCL provide that a business corporation may indemnify directors and officers against liabilities and expenses they may incur as such provided that the particular person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In general, the power to indemnify under these sections does not exist in the case of actions against a director or officer by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless and only to the extent it is judicially determined that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for specified expenses. Section 1743 of the PBCL provides that the corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions.

     Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of a director or officer is proper because the director or officer met the applicable standard of conduct, and such determination shall be made: (i) by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

     Section 1745 provides that expenses incurred by a director or officer in defending any action or proceeding referred to in Subchapter D of Chapter 17 of the PBCL may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

     Section 1746 of the PBCL grants a corporation broad authority to indemnify its directors and officers for liabilities and expenses incurred in such capacity, except in circumstances where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

     Section 1747 of the PBCL permits a corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a representative of another corporation or other enterprise, against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Subchapter D of Chapter 17 of the PBCL. The Registrant currently maintains directors and officers liability insurance on behalf of its directors and officers.

     Sections 1748 and 1749 apply the indemnification and advancement of expenses provisions contained in Subchapter D of Chapter 17 of the PBCL to successor corporations resulting from consolidation, merger or division.

     Section 1750 provides that the indemnification and advancement of expenses pursuant to Subchapter D of Chapter 17 of the PBCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer of the corporation and shall inure to the benefit of the heirs and personal representative of that person.

     Section 7.1 of the Registrant's Bylaws contains provisions requiring the Registrant to indemnify and hold harmless directors and officers to the fullest extent and manner authorized or permitted by the laws of the Commonwealth of Pennsylvania.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
        -----------------------------------

        Not Applicable

ITEM 8. EXHIBITS.
        --------

Exhibit No.         Description of Exhibit
----------          ----------------------

    4 Quaker Chemical Corporation 2001 Global Annual Incentive Plan (Incorporated by reference to Exhibit C to the Registrant's definitive proxy statement dated March 30, 2001, filed with the Commission April 2, 2001 on Schedule 14A).

    5     Opinion of Wolf, Block, Schorr and Solis-Cohen LLP.

   23.1 Consent of Wolf, Block, Schorr and Solis-Cohen LLP (included as part of Exhibit 5 hereto).

   23.2   Consent of PricewaterhouseCoopers LLP.

   24     Power of Attorney (included as part of the signature page hereto).

ITEM 9. UNDERTAKINGS.
        ------------

     The undersigned Registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (3) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Conshohocken, Commonwealth of Pennsylvania on this 9th day of April, 2001.

                                           QUAKER CHEMICAL CORPORATION


                                           By:   /s/ Ronald J. Naples
                                               -------------------------------
                                                  Ronald J. Naples
                                                  Chairman of the Board and
                                                  Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald J. Naples and Michael F. Barry, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                              NOTICE TO SIGNATORIES

     The purpose of this Power of Attorney is to give Ronald J. Naples and Michael F. Barry (each an "Agent" and together, the "Agents") the power to execute certain documents related to this registration statement on your behalf.

     This Power of Attorney does not impose a duty on the Agents to exercise granted powers, but when powers are exercised, they must use due care to act for your benefit and in accordance with this Power of Attorney.

     Agents may exercise the powers given here for the period during which this registration statement is effective, even after you become incapacitated, unless you expressly limit the duration of these powers or you revoke these powers or a court acting on your behalf terminates the Agents' authority. A court can take away the powers of the Agents if it finds the Agents are not acting properly.

     The powers and duties of an agent under a Power of Attorney are explained more fully in 20 Pa. C.S. Ch. 56.

     If there is anything about this form that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

     By signing below, you are attesting that you have read or had explained to you the above Notice and that you understand its contents.

                 -----------------------------------------------

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.





  Signature                        Title                           Date


  /s/ Ronald J. Naples             Chairman, Chief Executive       April 9, 2001
  -----------------------------    Officer and Director
  Ronald J. Naples


  /s/ Michael F. Barry             Vice President and Chief        April 9, 2001
  -----------------------------    Financial Officer and Chief
  Michael F. Barry                 Accounting Officer


  /s/ Joseph B. Anderson, Jr.      Director                        April 9, 2001
  -----------------------------
  Joseph B. Anderson, Jr.


                                   Director                               , 2001
  -----------------------------
  Patricia C. Barron


  /s/ Peter A. Benoliel            Director                        April 3, 2001
  -----------------------------
  Peter A. Benoliel

                                   Director                               , 2001
  -----------------------------
  Donald R. Caldwell


  /s/ Robert E. Chappel            Director                        April 9, 2001
  -----------------------------
  Robert E. Chappel


  /s/ William R. Cook              Director                        April 9, 2001
  -----------------------------
  William R. Cook

  /s/ Edwin J. Delattre            Director                        April 3, 2001
  -----------------------------
  Edwin J. Delattre


  /s/ Robert P. Hauptfuhrer        Director                        April 3, 2001
  -----------------------------
  Robert P. Hauptfuhrer


  /s/ Robert H. Rock               Director                        April 9, 2001
  -----------------------------
  Robert H. Rock


     The undersigned have read the above Power of Attorney and acknowledge that each of them, respectively, is the person identified as the agent for the principals listed above. The undersigned hereby acknowledge that in the absence of a specific provision to the contrary in the Power of Attorney or in 20 Pa. C.S. when they, respectively, act as agent, each of them:

     (i)   shall exercise the powers for the benefit of the principal;
     (ii)  shall exercise reasonable caution and prudence; and
     (iii) shall keep a full and accurate record of all actions on behalf of the principal.



/s/ Ronald J. Naples
-------------------------------
Ronald J. Naples

/s/  Michael F. Barry
-------------------------------
Michael F. Barry

                                  EXHIBIT INDEX

EXHIBIT NO.         DESCRIPTION OF EXHIBIT
----------          ----------------------
     4 Quaker Chemical Corporation 2001 Global Annual Incentive Plan (Incorporated by reference to Exhibit C to the Registrant's definitive proxy statement dated March 30, 2001, filed with the Commission April 2, 2001 on Schedule 14A).

     5    Opinion of Wolf, Block, Schorr and Solis-Cohen LLP.

    23.1 Consent of Wolf, Block, Schorr and Solis-Cohen LLP (included as part of Exhibit 5 hereto).

    23.2  Consent of PricewaterhouseCoopers LLP.

    24    Power of Attorney (included as part of the signature page hereto).